UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia                                                                                                                     25701
(Address of Principal Executive Offices)                                                                                                                        (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 522-3868

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 15, 2015, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the ratification of Arnett Carbis Toothman LLP as the Company’s independent registered public accountants, and an advisory, non binding resolution with respect to executive compensation.  A breakdown of the votes cast is set forth below.

1.           The election of directors.

	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	5,535,347	581,311	3,427,560
Jack M. Reynolds	6,053,246	63,412	3,427,560
Douglas V. Reynolds	6,053,246	63,412	3,427,560
Neal W. Scaggs	6,053,863	62,795	3,427,560
Joseph L. Williams	6,053,863	62,795	3,427,560
Keith Molihan	6,053,263	63,395	3,427,560
Nester S. Logan	6,053,863	62,795	3,427,560
Samuel G. Kapourales	6,053,263	63,395	3,427,560
Bruce H. Elliott	6,053,863	62,795	3,427,560

2.           The ratification of the appointment of Arnett Carbis Toothman LLP as the Company’s independent registered public auditing firm for the year ending September 30, 2015.

For	Against	Abstain

9,475,005	69,213	-

3.           An advisory, non-binding resolution with respect to our executive compensation.

For	Against	Abstain	Broker Non-Votes

6,033,485	74,818	8,355	3,427,560

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: April 16, 2015	By: /s/Charles P. Crimmel
Charles P. Crimmel
Chief Financial Officer